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                                  EXHIBIT 99.1

                                 CERTIFICATIONS

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing of the Professional Veterinary Products, Ltd. Form 10-Q (the "Report") for the period ended January 31, 2003, each of the undersigned hereby certifies that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Professional Veterinary Products, Ltd.

/s/ Dr. Lionel L. Reilly
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Dr. Lionel L. Reilly
President/Chief Executive Officer


/s/ Neal B. Soderquist
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Neal B. Soderquist
Chief Financial Officer